UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The below is an op-ed that was published in The Wall Street Journal on January 22, 2024.

Our Plan to Grow U.S Steel

We at Nippon Steel will strengthen the company and honor all union contracts.

The Wall Street Journal

By Eiji Hashimoto and Takahiro Mori

22 January 2024

Nippon Steel’s planned acquisition of U.S. Steel has understandably raised questions. We welcome the opportunity to provide more context around our rationale for the purchase and our long-term plans, which are grounded in our belief that U.S. Steel’s next chapter will be successful for all parties.

Nippon Steel is a publicly traded company headquartered in Japan with nearly four decades of experience operating in the U.S. We have investments in eight steel companies in the U.S., employing about 4,000 Americans in total. This has deepened our understanding of the U.S. steel industry, and we have a strong track record of building mutual trust with labor groups and the communities where we operate.

We have long admired U.S. Steel. It enjoys strong customer relationships, world-class manufacturing, and, most important, a talented workforce. We are confident that Nippon Steel is the right investor to build on these strengths. Our advanced production technology, along with our research and development, will add significant value.

We will introduce technology to U.S. Steel that allows the company to produce the highest-quality products for automotive, construction and other industries. The new technology will also further the company’s competitiveness, the broader American steel industry, and the many industries that rely on it. For example, we run many of the largest blast furnaces in the world and hope to bring fresh investment and innovation to U.S. Steel’s blast-furnace facilities. We will also introduce technology to increase efficiency and reduce carbon emissions.

Some things won’t change: the “United States Steel” name, the branding and the Pittsburgh headquarters with its 1,000 corporate roles. We also intend to maintain its manufacturing facilities, allowing U.S. Steel products to be mined, melted and made in America.

Nippon Steel understands its responsibilities to U.S. Steel employees. We will honor all collective-bargaining agreements currently in place with the unions; we don’t anticipate any job losses as a result of the transaction; and we won’t shift existing production or American jobs overseas. The job security of U.S. Steel’s unionized workforce will be greater following this transaction, as U.S. Steel will have the added financial strength of a larger organization with more capital.

Our investment reaffirms the strength of the U.S. economy, the value of American employees, and the ability of the U.S. steel industry to compete globally. The U.S. and Japan benefit from an alliance that advances shared values, and our two companies can do the same.

Messrs. Hashimoto and Mori are, respectively, president and executive vice president of Nippon Steel. Both are representative directors of Nippon Steel.

*********

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (“U. S. Steel”) and NSC.  In connection with the proposed transaction, U. S. Steel will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including U. S. Steel’s proxy statement on Schedule 14A (the “Proxy Statement”).  The information in the preliminary Proxy Statement will not be complete and may be changed. The definitive Proxy Statement will be delivered to stockholders of U. S. Steel. U. S. Steel may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction.  The proposed transaction will be submitted to U. S. Steel’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, U. S. STEEL’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT U. S. STEEL, NSC AND THE PROPOSED TRANSACTION.

U. S. Steel’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (in each case, if and when available), as well as other documents containing important information about U. S. Steel, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the other documents filed with the SEC by U. S. Steel can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from U. S. Steel’s website www.ussteel.com.

Participants in the Solicitation

NSC, U. S. Steel and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from U. S. Steel’s stockholders in respect of the proposed transaction.  Information regarding the directors and executive officers of U. S. Steel who may, under the rules of the SEC, be deemed participants in the solicitation of U. S. Steel’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC.  Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the Proxy Statement when filed. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding U. S. Steel and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties.  We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only U. S. Steel’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of U. S. Steel’s or NSC’s control. It is possible that U. S. Steel’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of U. S. Steel or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from U. S. Steel's or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that U. S. Steel’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact U. S. Steel’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of U. S. Steel’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of U. S. Steel or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of U. S. Steel.  U. S. Steel directs readers to its Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the other documents it files with the SEC for other risks associated with U. S. Steel’s future performance.  These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.  Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above.  Neither U. S. Steel nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in U. S. Steel’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.